EXHIBIT 99.1

JOINT FILING STATEMENT

PURSUANT TO RULE 13D-1(K)(1)

THIS JOINT FILING STATEMENT is entered into as of April 4, 2025, by and among the parties hereto. The undersigned hereby agree that the Statement on Schedule 13D with respect to the Class A Common Stock, par value $0.01 per share of Vinebrook Homes Trust, Inc., a Maryland corporation, and any amendment thereafter signed by each of the undersigned shall be (unless otherwise determined by the undersigned) filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated: April 4, 2025

APC-VB Homes, LLC By: its Manager, Pen Equity IV, LLC

	By:	/s/ Tony Palazzo
	Name:	Tony Palazzo
	Title:	Manager

Berkeley Alternative Income Fund I, LLC By: its Manager, Pen Equity III, LLC

By:	/s/ Tony Palazzo
Name:	Tony Palazzo
Title:	Manager